UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 1, 2015

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51447	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 1, 2015, Expedia, Inc. and its group companies (“Expedia”) issued a press statement announcing that Expedia intends to waive rate, conditions and availability parity clauses in its agreements with its European hotel partners for a period of five years. The press statement is available in the Media Room/Press Releases section of Expedia’s corporate website at http://ir.expediainc.com. A copy of the press statement is also attached as Exhibit 99.1 and is incorporated herein by reference.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on Expedia, Inc. or management’s expectations as of the date hereof and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, as well as other risks detailed in Expedia, Inc.’s public filings with the Securities and Exchange Commission (“SEC”), including Expedia, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as required by law, Expedia, Inc. undertakes no obligation to update or revise any forward-looking or other statements included in this Item 8.01, whether as a result of new information, future events or otherwise.

Except as required by law, we undertake no obligation to update any forward-looking or other statements in this Current Report, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press statement of Expedia Group, dated July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Dated: July 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press statement of Expedia Group, dated July 1, 2015.